________________________________________________________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 17, 2011

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-152934	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
________________________________________________________________________________________________________________________________________________________

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2011, Nortek, Inc. (the “Company”) announced that Bruce E. Fleming plans to retire from his position as Vice President - Corporate Development of the Company effective as of September 1, 2011 (the “Retirement Date”). Mr. Fleming will remain as an employee of the Company through the close of business on September 1, 2011, at which time his resignation from all positions with the Company will become effective.

Under the terms the Separation Agreement dated August 23, 2011, (the “Separation Agreement”) between the Company and Mr. Fleming and in consideration for the observation by Mr. Fleming of certain restrictive covenants for a period of 12 months after the Retirement Date, a release of claims against the Company, and a non-disparagement covenant, Mr. Fleming will receive: (i) a severance payment of $500,000 on the Retirement Date and (ii) continuance of coverage under the Company's health insurance benefits for a period of 12 months after the Retirement Date.

A copy of the Separation Agreement is annexed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

10.1 Separation Agreement between Nortek, Inc. and Bruce E. Fleming, dated August 23, 2011 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: August 23, 2011